UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 3, 2008

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Piedmont Road, NE, Atlanta, Georgia 30324

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This amendment to the Current Report of Rollins, Inc. dated April 3, 2008 is filed solely for purposes of filing the pro forma financial information required by Item 9.01 of Form 8-K as set forth in Item 9.01(b) of this Current Report.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On April 3, 2008, Rollins, Inc. (“Rollins”), a Delaware corporation, through its wholly owned subsidiary, completed the acquisition of substantially all of the assets of Centex Home Services, LLC, a Nevada limited liability company, Hometeam Pest Defense, Inc., a Nevada corporation, and Hometeam Pest Defense, LLC, a Delaware limited liability company, related to the business (the “Acquired Business”) of providing termite and pest control services to homebuilders, businesses and homeowners.  Subject to post-closing adjustments, the purchase price paid for the acquisition is estimated to be approximately $137 million. The purchase price was negotiated at arms length.

Item 8.01  Other Events

On April 3, 2008, Rollins issued a press release, a copy of which is furnished as an exhibit to this Form 8-K, announcing completion of the acquisition of the Acquired Businesses.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements of business acquired.

The following historical financial information of the Acquired Business is attached to this Current Report and is incorporated by reference in this Item 9.01.

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheet at December 31, 2007
Consolidated Statement of Operations and Member’s Equity For the Period April 1, 2007 to December 31, 2007
Consolidated Statement of Cash Flows For the Period April 1, 2007 to December 31, 2007
Notes to the Consolidated Financial Statements

(b)           Pro forma financial information.

The following pro forma financial information is attached to this Current Report and is incorporated by reference in this Item 9.01.

Unaudited Pro Forma Consolidated Financial Statements
Unaudited Consolidated Pro Forma Balance Sheet as of December 31, 2007
Unaudited Pro Forma Consolidated Statement of Income for the Year ended December 31, 2007
Notes to Unaudited Pro Forma Consolidated Financial Statements

(d)           Exhibits

2

Exhibit No.	Description
2.1

Asset Purchase Agreement, dated as of March 28, 2008, by and among Rollins HT, Inc., Centex Home Services, LLC, Hometeam Pest Defense, Inc. and Hometeam Pest Defense, LLC (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated March 28, 2008)

23	Consent of Ernst & Young LLP, independent registered public accounting firm (incorporated herein by reference to Exhibit 23 to the Company’s Current Report on Form 8-K dated April 3, 2008)
99.1	Press release dated April 3, 2008 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated April 3, 2008)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rollins, Inc.

Date: April 17, 2008	By:	/s/Harry J. Cynkus
Name:		Harry J. Cynkus
	Title:	Chief Financial Officer and Treasurer

4

Centex Home Services Company, LLC and Subsidiaries

Consolidated Financial Statements

As of December 31, 2007
and for the Period April 1, 2007 to December 31, 2007

Report of Independent Registered Public Accounting Firm

Management

Centex Home Services Company, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheet of Centex Home Services Company, LLC and subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of operations and member’s equity and cash flows for the period April 1, 2007 to December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Centex Home Services Company, LLC and subsidiaries at December 31, 2007, and the consolidated results of their operations and their cash flows for the period April 1, 2007 to December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young

Dallas, Texas

March 31, 2008

Centex Home Services Company, LLC and Subsidiaries

Consolidated Balance Sheet

December 31, 2007

(dollars in thousands)

Assets

Cash	$45
Trade Receivables, net of Allowance of $979	7,950
Notes Receivable, current	445
Materials and Supplies	2,113
Prepaid Expenses and Other	1,639
Deferred Tax Assets	332
Total Current Assets	12,524

Notes Receivable, long term	321
Property and Equipment, net	1,074
Intangible Assets:
Goodwill	89,449
Other Intangible Assets, net	6,969

Total Assets	$110,337

Liabilities and Member’s Equity

Note Payable – Related Party	$169,891
Accounts Payable - Trade	1,696
Accrued Liabilities	18,587
Unearned Revenue	8,714
Long-Term Debt – Current	1,194
Total Current Liabilities	200,082

Deferred Tax Liability	11,763
Long-Term Debt	966

Total Liabilities	212,811
Commitments and Contingencies
Member’s Equity (Deficit)	(102,474)

Total Liabilities and Member’s Equity	$110,337

See accompanying notes.

Centex Home Services Company, LLC and Subsidiaries

Consolidated Statement of Operations and Member’s Equity

For the Period April 1, 2007 to December 31, 2007

(dollars in thousands)

Revenue	$102,021

Costs and Expenses
Cost of Revenue	45,228
General and Administrative	52,310
Interest Expense – Related Party	10,536
Interest Expense	768

Total Costs and Expenses	108,842

Loss Before Income Tax Benefit	(6,821)
Income Tax Expense (Benefit)
Current	(2,742)
Deferred	542
(2,200)

Net Loss	(4,621)
Member’s Equity – Beginning of Period	(97,853)

Member’s Equity – End of Period	$(102,474)

See accompanying notes.

Centex Home Services Company, LLC and Subsidiaries

Consolidated Statement of Cash Flows

For the Period April 1, 2007 to December 31, 2007

(dollars in thousands)

Operating Activities
Net Loss	$(4,621)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	2,676
Deferred Income Tax Expense	542
Loss from Sale of Assets	222
Provision for Bad Debts	1,136
Changes in Assets and Liabilities
Trade Receivables	(1,485)
Materials and Supplies	512
Prepaid Expenses and Other	418
Accounts Payable and Accrued Liabilities	(718)
Unearned Revenue	232
Net Cash Used in Operating Activities	(1,086)

Investing Activities
Issuance of Notes Receivable	(174)
Purchases of Property and Equipment	(196)
Cash Paid for Acquisitions, net of Cash Acquired	(3,563)
Cash Received from Dispositions, net of Cash Disposed	963
Net Cash Used in Investing Activities	(2,970)

Financing Activities
Net Proceeds from Related Party	4,875
Payments of Long-Term Debt	(819)
Net Cash Provided by Financing Activities	4,056

Net Change in Cash	—
Cash at Beginning of Period	45

Cash at End of Period	$45

Supplemental Disclosures
Cash Paid for Interest	$891
Cash Paid for Income Taxes	$1
Note Receivable from Disposition of Assets	$426

See accompanying notes.

Centex Home Services Company, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007

(dollars in thousands)

(A) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

The consolidated financial statements include the accounts of Centex Home Services Company, LLC and its wholly-owned subsidiaries Hometeam Pest Defense, Inc. and Hometeam Pest Defense, LLC, collectively referred to as the Company.  The Company is a wholly-owned subsidiary of Centex Corporation (“Parent”), a publicly traded Nevada corporation which is primarily engaged in residential construction and related activities, including mortgage financing.  Parent is one of the largest homebuilders in the country and is a customer of the Company (See Note I).  Certain of the Company’s customer base came as a direct result of new housing construction of Parent, and it is reasonable to presume that this relationship had a favorable impact on the historical operating results of the Company.  As such, it is not practical for management to estimate what the financial position, results of operations or cash flows would have been if the Company had been an independent, public company for the historical period presented.

The Company provides pest and termite control services to both residential and commercial customers. It has 50 offices in 13 states and the District of Columbia providing services to approximately 418 thousand customers as of December 31, 2007.

The Company has only one reportable segment which includes its pest and termite control business.  The Company’s results of operations and its financial condition are not reliant upon any single customer or a few customers.

On March 28, 2007 the Company entered into an asset purchase agreement to sell substantially all of its assets and the assumption of certain liabilities for $137,000 to Rollins, Inc.  The purchase price is subject to adjustment based on net assets as defined in the agreement and reflected on the closing balance sheet date.  The transaction is expected to close in April, 2008.

Basis of Presentation

The accompanying financial statements include all of the Company’s costs.  These costs include direct charges incurred by the Company as well as direct charges incurred by Parent and billed to the Company for the period presented.  Parent does not allocate any additional costs outside of direct costs incurred as these costs, if any, would have little impact to the financial performance of the Company.  Management believes that intercompany billings are reasonable; however, the consolidated financial statements may not necessarily reflect the financial position, results of operations, and cash flows of the Company in the future, nor is it practical for management to estimate what the financial position, results of operations or cash flows would have been if the Company had been an independent, public company for the period presented.

Principles of Consolidation

The Company’s policy is to consolidate all subsidiaries, investees or other entities where it has voting control, is subject to a majority of the risk of loss or is entitled to receive a majority of residual returns. The Company does not have any interest in other investees, joint ventures, or other entities that require consolidation.  All material intercompany accounts and transactions have been eliminated.

Estimates Used in the Preparation of Consolidated Financial Statements

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying notes and financial statements. Actual results could differ from those estimates.

Trade Receivables and Allowance for Doubtful Accounts

Trade receivables include amounts due within one year.  The Company maintains an allowance for doubtful accounts based on the expected collectibility of accounts receivable.  The Company evaluates the adequacy of the allowance on a quarterly basis based on historical collection results, accounts receivable aging information, and other factors in order to determine the expected collectibility of trade receivables.  The Company does not require collateral nor does it charge interest on past due accounts receivable.  Although the Company considers the allowance for doubtful accounts reflected in its Consolidated Balance Sheet to be adequate, there can be no assurance that this allowance will prove to be sufficient over time to cover ultimate losses related to bad debt as of December 31, 2007.

Materials and Supplies

Materials and supplies are stated at the lower of standard cost (which approximates actual cost on a first-in, first-out basis) or market and primarily consist of pest chemicals and installation materials.

Property and Equipment, net

Property and equipment are carried at cost less accumulated depreciation.  Depreciation is calculated using the straight-line method over estimated useful lives assigned to each major asset category as shown below:

Asset Category	Estimated Useful Life
Computer Equipment	3 years
Software	3 years
Equipment	3-5 years
Office Furniture and Fixtures	4 years
Automobile and Installation Vehicles	4 years

Leasehold improvements are amortized using the straight-line method over the life of the asset, not to exceed the length of the lease. Repairs and maintenance costs are expensed as incurred.

Goodwill and Other Intangible Assets

The Company accounts for all business combinations under the purchase method of accounting.  The Company first allocates the cost of acquired companies to identifiable assets based on their respective fair values.  Goodwill represents the excess of purchase price over net assets of businesses acquired.  The Company classifies intangible assets as goodwill or intangible assets with definite lives subject to amortization.  The Company does not amortize goodwill. Goodwill is tested for impairment at the reporting unit level on an annual basis (at January 1) or when management determines that due to certain circumstances the carrying amount may not be recoverable.  Goodwill is tested for impairment using a two-step process with the first step comparing the fair value of the reporting unit (the Company) with its carrying amount, including goodwill.  If the carrying amount exceeds the fair value, the second step is performed to measure the amount of impairment loss to be recognized defined as the carrying value of the reporting unit goodwill that exceeds the implied fair value of that goodwill.

Management periodically evaluates whether events and circumstances have occurred that indicate the remaining balance of goodwill may not be recoverable.  Fair value is estimated using a discounted cash flow approach.  Key assumptions utilized in the discounted cash flow model include estimated service revenue, estimated cost of services and products sold, and estimated customer retention rates.  Material variations of these assumptions may have a significant impact to the carrying value of goodwill.  There was no goodwill impairment for the period April 1, 2007 to December 31, 2007.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company’s long-lived assets, such as property and equipment and intangible assets with definite lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There was no impairment of long-lived assets for the period April 1, 2007 to December 31, 2007.

Insurance Accruals

The Company has certain self-insured retentions and deductible limits under its workers’ compensation, automobile and general liability insurance policies.  The Company establishes reserves for its self-insured retentions and deductible limits based on its historical claims and an estimate of claims incurred but not yet reported.  Projection of losses concerning these liabilities is subject to a high degree of variability due to factors such as claim settlement patterns, litigation trends and legal interpretations, among others.  On a quarterly basis, the Company assesses the adequacy of its insurance accruals based on an estimate of unpaid claim exposures and estimates for its incurred but not yet reported exposures for its workers’ compensation, automobile, and general liability policies and adjusts the amounts as necessary.  Although the Company considers the insurance accruals reflected in its Consolidated Balance Sheet to be adequate, there can be no assurance that this accrual will prove to be sufficient over time to cover ultimate losses.  Expenses associated with insurance claims up to the Company’s deductible limits were approximately $3,700 for the period April 1, 2007 to December 31, 2007. As of December 31, 2007, accrued insurance included in accrued liabilities in the accompanying Consolidated Balance Sheet was $9.2 million.

Accrual for Termite Contracts

The Company maintains an accrual for termite warranty claims representing the estimated cost of termiticide reapplications, repairs and associated labor and chemicals, settlements, awards and other costs relative to termite control services beyond the contractual service period.  The accrual is based on factors that may impact future cost including termiticide life expectancy and government regulation. The Company considers the accrual reflected in its Consolidated Balance Sheet to be adequate; however, there can be no assurance that this accrual will prove to be sufficient over time to cover ultimate losses (see footnote H for additional information).

Contingency Accruals

The Company is a party to legal proceedings with respect to matters in the ordinary course of business. In accordance with Statement SFAS 5, “Accounting for Contingencies,” the Company estimates and accrues for its liability and costs associated with the litigation. Estimates and accruals are determined in consultation with outside counsel. Although the Company considers its estimate for costs associated with litigation to be adequate, there can be no assurance that such estimate will prove to be sufficient over time to cover ultimate losses.  However, in the opinion of management, the outcome of the litigation will not have a material adverse impact on the Company’s financial condition or results of operations.

Income Taxes

The operations of the Company are included in the consolidated U.S. federal income tax return of Parent.  The Company accounts for income taxes as if it were a separate taxpayer using the deferral method whereby deferred tax assets and liabilities are provided for the tax effect of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In accordance with the provisions of SFAS 109, “Accounting for Income Taxes” (“SFAS 109”) the Company assesses, on a quarterly basis, the realizability of its deferred income tax assets.  There was no valuation allowance recorded at December 31, 2007.

On April 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). In accordance with the provisions of FIN 48, the Company recognizes in its financial statements the impact of tax return positions or future tax positions if it is more likely than not to prevail (defined as a likelihood of more than fifty percent of being sustained upon audit, based on the technical merits of the tax position).  Tax positions that meet the more likely than not threshold are measured (using a probability weighted approach) at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the financial statements as a component of the income tax provision, which is consistent with the Company’s historical accounting policy.  The Company’s liability for unrecognized tax benefits, combined with accrued interest and penalties, is reflected as a component of accrued liabilities.

The Company’s adoption of FIN 48 did not require a cumulative adjustment to member’s equity to comply with the recognition provisions of FIN 48.   As of December 31, 2007, the Company had no estimated liability for unrecognized tax benefits.

Revenue Recognition

The Company’s revenue recognition policies are designed to recognize revenues at the time services are performed.  Residential pest control services are primarily recurring in nature on a quarterly basis.  In general, pest control customers sign an initial one-year contract, and revenues are recognized at the time services are performed. Termite baiting revenues are recognized based upon installation and monitoring services performed. The Company recognizes revenue for the delivery and installation of the monitoring stations, initial termiticide treatment, and monitoring services.  The entire arrangement fee under the termite baiting and monitoring contracts is recognized over the service period which approximates a straight-line basis. Revenue from traditional termite treatments is deferred and recognized over the annual contract period on a straight-line basis that approximates the timing of the contractual service requirements.  All revenues are reported net of sales tax, and the cost of reinspections, reapplications and repairs and associated labor and chemicals are expensed as incurred.  For outstanding warranty claims, an estimate is made of the costs to be incurred based upon current factors and historical information (see footnote H for additional information).  Unearned revenue consists of amounts of amounts that have been billed and collected based on contractual terms in the underlying customer contract in advance of revenue being earned under contract.

Advertising Costs

Advertising costs are expensed as incurred.  Advertising costs for the period April 1, 2007 to December 31, 2007 were $865.

Employee Compensation Arrangements

The Company participates in the Parent’s stock-based compensation arrangements.  The Company accounts for such arrangements in accordance with the provisions of SFAS 123(R), “Share-Based Payment” (“SFAS 123(R)”), under which the Company recognizes compensation expense of a stock-based award over the vesting period based on the fair value of the award on the grant date, net of forfeitures.  Compensation expense related to share-based awards was $974 for the period April 1, 2007 to December 31, 2007.  Share-based awards include the issuance of both stock options and stock units.  A summary of the activity of the stock option plans for the period April 1, 2007 to December 31, 2007 is presented below (dollars in thousands, except per share data):

	Number of Shares	Weighted – Average Exercise Price
Options Outstanding at April 1, 2007	177,091	$42.93
Options Granted at Fair Market Value	37,879	45.53
Options Exercised	(33,330)	31.84
Options Cancelled	(67,502)	50.59
Options Outstanding at December 31, 2007	114,138	$42.50

Options Exercisable, End of Year	81,285	$39.58

Weighted-Average Remaining Life (Years)	3.8

In addition to stock options, the Company also issues stock units.  At December 31, 2007, there were 69,480 stock units outstanding.  The stock units were issued at a weighted-average grant price of $50.26 and vest over a three to four year period.

During the period April 1, 2007 to December 31, 2007 the Company issued long-term performance awards to employees that vest after three years with an initial aggregate value of $225.  These awards will be settled in cash and adjusted based on Parent’s performance relative to its peers in earnings per share growth and return on equity, as well as changes in Parent’s stock price between the date of grant and the end of the performance period.  In accordance with the provisions of SFAS 123(R), these awards are accounted for as liability awards for which compensation expense will be recognized over the vesting period with a corresponding increase in the note payable – related party.  Compensation expense related to the long-term performance awards during the period April 1, 2007 to December 31, 2007 amounted to $29 and is included in general and administrative expenses in the Consolidated Statement of Operations and Member’s Equity.

From time to time the Company issues deferred cash awards to its employees.  The awards vest over various periods and are accounted for as liability awards for which compensation expense is recognized over the vesting period with a corresponding increase to accrued liabilities.  Compensation expense related to deferred cash awards during the period April 1, 2007 to December 31, 2007 was $356.  At December 31, 2007 accrued liabilities associated with the deferred cash awards were $1,289.

Fair Value of Financial Instruments

The carrying amounts of trade and short-term receivables, accounts payable, and short-term liabilities approximate fair value because of the short maturity of these instruments.  The carrying amounts of long-term notes receivables and notes payable approximate fair value as the effective interest rates for these instruments are comparable to market rates at December 31, 2007.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS 141, as revised, “Business Combinations” (“SFAS 141(R)”). The objective of this statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141(R) is effective for the Company on April 1, 2009 and is not expected to have a significant impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements” (“SFAS 157”), that serves to define fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS 157 will be effective for the Company as of April 1, 2008.  The Company is currently evaluating the impact, if any, of adopting SFAS 157 on its financial statements.

In February 2008, The FASB issued FASB Staff Position (“FSP”) 157-2 that delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  Examples of items to which the deferral applies include, but are not limited to, reporting units measured at fair value in the first step of a goodwill impairment test and long-lived assets (asset groups) measured at fair value for an impairment assessment (e.g. inventory impairment assessments).  For the Company, the FSP defers the application of SFAS 157 to nonfinancial assets and nonfinancial liabilities to April 1, 2009.

(B) PROPERTY AND EQUIPMENT

Property and equipment cost by major category and accumulated depreciation at December 31, 2007 are summarized below:

Amount
Computer Equipment	$2,815
Software	2,501
Equipment	1,526
Office Furniture and Fixtures	893
Leasehold Improvements	687
Automobile and Installation Vehicles	535
8,957
Accumulated Depreciation	(7,883)
$1,074

The Company recognized $679 of depreciation and amortization expense on its property and equipment for the period April 1, 2007 to December 31, 2007.

(C) NOTES RECEIVABLE

As of December 31, 2007, the Company had two notes receivable due from third parties.  The notes bear interest at an average rate of approximately 6% and are due in varying amounts through March 2012.  In addition, the Company had one note receivable due from a current employee in the amount of $199 at December 31, 2007. The note is non-interest bearing and due on demand.

(D) GOODWILL AND OTHER INTANGIBLE ASSETS

Intangible assets consist primarily of goodwill, customer contracts and non-compete agreements, all of which relate to businesses acquired.  A summary of the change in goodwill for the period April 1, 2007 to December 31, 2007 is summarized below:

Balance as of April 1, 2007	$88,367
Goodwill Acquired	2,598
Goodwill Disposed	(1,516)
Balance as of December 31, 2007	$89,449

The Company also acquired customer contracts and non-compete agreements in the amounts of $1,051 and $145, respectively, during the period April 1, 2007 to December 31, 2007.  Customer contracts and non-compete agreements are amortized on a straight-line basis over the period of the agreements or the estimated lives of the contract, which is typically five years depending on the customer type.  The carrying amounts and accumulated amortization for customer contracts and non-compete agreements as of December 31, 2007 were as follows:

	Customer Contracts	Non- Compete Agreements	Total
Cost	$11,884	$4,435	$16,319
Less: Accumulated Amortization	6,202	3,148	9,350
Carrying Amount	$5,682	$1,287	$6,969

Total amortization expense for the period April 1, 2007 to December 31, 2007 was $1,997. Estimated amortization expense for each of the next five years ending December 31 is as follows:

2008	$2,655
2009	2,009
2010	1,416
2011	781
2012	108
$6,969

(E) INCOME TAXES

The Company’s income tax benefit for the period April 1, 2007 to December 31, 2007 consisted of the following:

Current:
Federal	$(2,796)
State	54
Deferred:
Federal	910
State	(368)
$(2,200)

The primary factors contributing to the difference between the income tax benefit and the federal statutory rate for the period April 1, 2007 to December 31, 2007 were as follows:

Income Tax at Statutory Rate	$(2,387)
State Income Tax Expense, net of Federal Benefit	(204)
Other	391
$(2,200)

The income tax benefit resulted in an effective rate of 32.3% on loss before income tax benefit for the period April 1, 2007 to December 31, 2007.  The effective rate differs from the annual federal statutory tax rate primarily due to state income taxes and the non-deductibility of goodwill for income tax purposes related to a disposition.

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes.  Significant components of the Company’s deferred tax assets and liabilities at December 31, 2007 were as follows:

Deferred Tax Assets (Liabilities)
Current:
Accrued Liabilities	$391
Capitalized Expenses	(307)
Allowance for Bad Debts	248
332
Long-Term:
Goodwill	(14,157)
Intangible Assets with Definite Lives	1,736
Property and Equipment	347
Other	311
(11,763)

Net Deferred Tax Liabilities	$(11,431)

(F) LONG-TERM DEBT

The Company has notes payable as a result of its various acquisitions.  Included in long-term debt is $522 of notes payable to previous sellers who are now currently employees of the Company.  The outstanding notes bear interest from 5% to 10% and mature over various dates through April 2017. Debt maturity for each of the next five years ending December 31 is summarized below:

2008	$1,194
2009	310
2010	153
2011	152
2012	152
Thereafter	199
$2,160

(G) EMPLOYEE BENEFIT PLAN

Benefits are provided to eligible salary and hourly employees of the Company under defined contribution plans sponsored by Parent.  The aggregate cost of the plans to the Company was $317 during the period April 1, 2007 to December 31, 2007.

(H) COMMITMENTS AND CONTINGENCIES

Letters of Credit

In the normal course of business, the Company issues letters of credit pursuant to various lease obligations and insurance programs.  The letters of credit expire on various dates through January 2012 and totaled $10,439 as of December 31, 2007.  The Company does not believe that these letters of credit will be drawn upon.

Warranties and Guarantees

The Company maintains an accrual for termite claims representing the estimated costs of reapplications, repairs and associated labor and chemicals, settlements, awards, and other costs relative to termite control services beyond the contractual service period.  Factors that may impact future costs include termiticide life expectancy and government regulation.  The amount is included in accrued liabilities in the Consolidated Balance Sheet.  Changes in the Company’s accrual for termite claims during the period April 1, 2007 to December 31, 2007 are as follows:

Balance at Beginning of Period	$1,949
Warranty Expense	765
Settlements Made	(585)
Balance at End of Period	$2,129

Operating Leases

The Company leases certain property and equipment.  Rent expense charged to operations during the period April 1, 2007 to December 31, 2007 was $5,716.  Future minimum lease payments for each of the next five years ending December 31 are as follows:

2008	$2,945
2009	1,883
2010	1,355
2011	1,001
2012	205
Thereafter	16
$7,405

The Company guarantees any deficit on disposal related to certain of its vehicle leases which it leases over a one-year period.  Historically, the Company has not incurred any significant cost related to this arrangement.  Due to the short-term nature of the agreement and the lack of performance under the guarantee, the fair value of the guarantee is considered nominal.

(I) RELATED PARTY TRANSACTIONS

The Company participates in a cash management system whereby substantially all cash on deposit is swept daily to a consolidated cash account managed by Parent. Direct costs incurred by Parent are charged to the Company and recorded through the intercompany note reflected in the note payable – related party on the balance sheet.  Under this arrangement, amounts outstanding are due on demand and bear interest at prime rate (prime rate at December 31, 2007 was 7.25%).

The Company rents certain office space from Parent. Total rent expense during the period April 1, 2007 to December 31, 2007 associated with leases to Parent was $195.

In the ordinary course of business, the Company provides certain pest and termite control services to subsidiaries of Parent.  Sales to the Parent’s subsidiaries totaled $3,881 during the period April 1, 2007 to December 31, 2007 or 3.8% of net revenue.

(J) SUBSEQUENT EVENTS

On January 3, 2008, the Company sold substantially all of the assets and certain liabilities related to a branch in Santa Rosa, California for $1,200.  The Company recorded a gain of $304 as a result of this transaction.

At December 31, 2007, the Company’s note payable to Parent was $169,891 including accrued interest of $1,097.  On February 28, 2008, Parent contributed equity of $172,000 in cash to the Company.  The Company subsequently paid $171,082 to Parent to satisfy its intercompany obligation.  The effect of the transaction served to increase Member’s Equity by $172,000 with a corresponding decrease to note payable – parent by $171,082.

On March 10, 2008, the Company acquired substantially all of the assets and assumed certain liabilities of Pest Management of Richmond, Inc. for $1,030 in cash and notes payable.  As a result of the acquisition, the Company estimates recording $530 in goodwill and $406 in identifiable intangibles, primarily customer contracts.

Unaudited Pro Forma Consolidated Financial Statements

(B) PRO FORMA FINANCIAL INFORMATION

The pro forma financial statements give pro forma effect to the acquisition by Rollins, Inc. of HomeTeam Pest Defense, Inc. and HomeTeam Pest Defense, LLC for approximately $137 million (the “Acquisition”).  The purchase price was funded with cash on hand and $90.0 million in borrowings from a Revolving Credit Agreement with SunTrust Bank and Bank of America, N.A. for an unsecured line of credit of up to $175 million.  The unaudited pro forma consolidated statement of income for the year ended December 31, 2007 was prepared as if the Acquisition occurred as of January 1, 2007, and the unaudited pro forma consolidated balance sheet was prepared as if the acquisition occurred as of December 31, 2007.

The pro forma adjustments are based upon available information and assumptions that Rollins, Inc. believes are reasonable.  The pro forma adjustment to reflect the allocation of the purchase price is based upon the preliminary information currently available, which may be revised, as additional information becomes available.  The notes to the unaudited pro forma financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements.  Such financial statements have been compiled from historical financial statements and other information, but do not purport to represent what Rollins, Inc.’s financial position or results of operations actually would have been had the transactions occurred on the dates indicated, or to project Rollins, Inc.’s financial performances for any future period.  The pro forma statements of income do not reflect any synergies or other operating benefits that may be realized as Rollins, Inc. integrates the acquired business with its existing operations.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

December 31, 2007

(in thousands)

			Total Pro forma		Pro Forma
	Rollins, Inc.	HomeTeam	Adjustments for		for the
	Historical	Pest Defense (a)	the Acquisition		Acquisition
ASSETS
Cash and cash equivalents	$71,280	$45	$(47,672	)(b)	$23,653
Trade receivables, short-term, net	52,992	7,950	—		60,942
Notes Receivable	1,465	445	(445	)(e)	1,465
Materials and supplies	8,846	2,113	—		10,959
Deferred income taxes, net	17,162	332	(332)	(e)	17,162
Other current assets	8,495	1,639	—		10,134
Total Current Assets	160,240	12,524	(48,449)		124,315
Equipment and property, net	77,370	1,074	—		78,444
Goodwill	126,684	89,449	(33,643	)(d)	182,490
Customer contracts, net	63,056	5,682	67,518	(d)	136,256
Trademarks and Other intangible assets, net	9,232	1,287	15,113	(d)	25,632
Deferred income taxes	7,576		—		7,576
Trade receivables, long-term, net	5,868		—		5,868
Notes receivable, long term, net	2,541	321	(321	)(e)	2,541
Prepaid pension	16,624		—		16,624
Other assets	6,037		—		6,037
Total Assets	$475,228	$110,337	$218		$585,783

LIABILITIES
Capital leases	$1,186		$—		$1,186
Notes payable, related party	—	169,891	(169,891	)(e)	—
Accounts payable	19,140	1,696	—		20,836
Accrued insurance	13,505		—		13,505
Accrued compensation and related liabilities	45,605		—		45,605
Unearned revenue	81,678	8,714	—		90,392
Accrual for termite contracts	6,320		—		6,320
Other current liabilities	20,267	19,781	(11,377	)(e)	28,671
Line of credit borrowing	—		90,000	(c)	90,000
Total current liabilities	187,701	200,082	(91,268)		296,515
Capital leases, less current portion	601		—		601
Accrued insurance, less current portion	23,387		—		23,387
Accrual for termite contracts, less current portion	11,680		—		11,680
Long-term accrued liabilities	18,306	12,729	(10,988	)(e)	20,047
Total Liabilities	241,675	212,811	(102,256)		352,230
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Common stock	100,636		—		100,636
Paid in capital	15,184		—		15,184
Retained earnings	121,783	(102,474)	102,474	)(e)	121,783
Accumulated other comprehensive loss	(4,050)		—		(4,050)
Total Stockholders’ Equity	$233,553	$(102,474)	$102,474		$233,553
Total Liabilities and Stockholders’ Equity	$475,228	$110,337	$218		$585,783

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share data)

			Total Pro forma		Pro Forma
	Rollins, Inc.	HomeTeam	Adjustments for		for the
	Historical	Pest Defense (a)	the Acquisition		Acquisition
REVENUES
Customer services	$894,920	$133,858			$1,028,778

COSTS AND EXPENSES
Cost of services provided	468,665	59,550			528,215
Depreciation and amortization	27,068	3,544	5,093	(d)	35,705
Sales, general and administrative	296,615	65,994			362,609
Gain on sales of assets	(52)	(252)			(304)
Interest expense(income) - Related Party	—	13,996	(13,996	)(e)	—
Interest expense(income)	(2,289)	915	3,951	(f)	2,577
	790,007	143,747	(4,952)		928,802
INCOME BEFORE INCOME TAXES	104,913	(9,889)	4,952		99,976
PROVISION FOR INCOME TAXES	40,182	(2,086)	195		38,291
NET INCOME	$64,731	$(7,803)	$4,757		$61,685
INCOME PER SHARE - BASIC	$0.65				$0.62
INCOME PER SHARE - DILUTED	$0.64				$0.61
Weighted average shares outstanding - basic	100,299				100,299
Weighted average shares outstanding - diluted	101,409				101,409

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)          Represents the unaudited historical financial statements of HomeTeam Pest Defense for the twelve months ended and as of December 31, 2007.

(b)         To reflect the Company’s acquisition of HomeTeam Pest Defense for a total purchase cost of approximately $137 million plus the assumption of certain liabilities.  The purchase price was funded with cash on hand and borrowings under a senior unsecured revolving credit facility.

(c)          To record borrowing of $90.0 million senior unsecured revolving credit facility used to finance the purchase of HomeTeam Pest Defense.

(d)         To reflect additional annual depreciation and amortization on the step up basis related to tangible and intangible assets acquired, based upon the following depreciation/amortization periods

Asset	Asset Value	Years	Annual Expense
Goodwill	$55,806	n/a	$0
Customer Contracts and Relationships (Taexx)	35,500	12	2,958
Customer Contracts and Relationships (Conventional)	24,300	10	2,430
Customer Contracts and Relationships (Termite)	13,400	8	1,675
Trademarks and Trade Names	5,900	n/a	0
Proprietary Technology	6,600	15	440
Non-compete agreements	3,900	20	195
Total	$145,406		$7,698

(e)          To record adjustment to items not purchased in the acquisition of Home Team Pest Defense.

(f)            To record additional interest expense related to borrowing of $90.0 million and interest income lost with the use of addition $47.7 million in cash on hand related to the acquisition.

(g)         To reflect the income tax effect resulting from HomeTeam Pest Defense income and pro forma adjustments as if taxed as a C-Corporation using an applicable tax rate of 38.3%.